NASDAQ Symbol: PMIC May 17, 2010 PENN MILLERS HOLDING CORPORATION Exhibit 99.1

2 Forward-Looking Statements This presentation may include forward-looking statements. These forward-looking statements include comments with respect to our objectives and strategies, and the results of our operations and business. By their nature, however, these forward-looking statements involve numerous assumptions, risks, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. Investors should not place undue reliance on these forward- looking statements as a number of factors could cause future company results to differ materially from these statements. Potential risks and uncertainties include fluctuations in interest rates and stock indices; cyclical changes in our business; increased competition on the basis of pricing, coverage or other factors; developments in the financial or capital markets; the loss of key personnel or the inability to recruit additional personnel; changes in the availability, cost or quality of reinsurance or failure of our reinsurers to pay claims timely; changes in our relationships with the agencies and agents that distribute our products; and a decline in our financial ratings. The foregoing list is not exhaustive. When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events including those discussed in the "Forward-Looking Statements" and "Risk Factors" sections of the Company's 2009 Annual Report on Form 10-K.

Business Overview

4 Penn Millers Leadership Douglas A. Gaudet - President and Chief Executive Officer President and CEO since December 2005. Over 30 years of industry experience. Experience with other insurance companies includes the development and introduction of new insurance products for those companies. Michael O. Banks - Chief Financial Officer Chief Financial Officer since August 2002. Former CPA with KPMG. Worked with another insurance company for thirteen years prior to joining Penn Millers. Harold Roberts - Senior Vice President of Agribusiness Agribusiness underwriting specialist with Penn Millers for over 30 years. Keith A. Fry - Senior Vice President of Commercial Business Joined Penn Millers in February 2010. Over 30 years of industry experience. Previously served as President and CEO of Great Lakes Casualty Insurance. Twenty years at Harleysville Insurance, including Senior Vice President - Subsidiary Operations and President of Harleysville Lake States Insurance. Kevin D. Higgins - Senior Vice President of Claims Joined Penn Millers in January 2003. Has over 25 years experience in the claims field. Served in progressive claims leadership roles with Royal & Sun Alliance.

5 Overview of Agribusiness Experience writing agribusiness insurance for over 120 years Specialty/niche market Excellent industry reputation 3rd largest writer of commercial agribusiness Specialized underwriting, loss control and claims personnel Service businesses in 33 states throughout the country Write coverage for manufacturers, processors and distributors of products for the agricultural industry Do not typically write insurance for farms or farming operations Direct premiums written of $58.7 million in 2009 Account premiums range: up to $1,800,000 Average size: $44,000 Growth opportunities through deeper penetration in existing markets

Agribusiness 6 States 33 Brokers/State 6 Number of Brokers >200 Average Size $44,000 Target customers:

7 Agribusiness Long-Term Strategy Increase broker and agent network Looking to grow in upper Midwest and West Increase penetration in low volume states Add production underwriters in select territories Broaden underwriting appetite Higher property limits Long haul vehicle exposures Capitalize on competitors' stress

8 Commercial Business Solutions(r) (Businessowners Policy) Provides enhanced coverage intended for select agents and preferred small business owners. Target markets include retail and service, "Main Street" businesses Has not performed consistently well its design serves a relatively small population of potential customers, its use beyond preferred small business has resulted in less-than profitable loss ratios. Profitability Plan We made the strategic decision to withdraw from certain unprofitable classes of business and terminate relationships with several underperforming producers. Refocusing the Solutions offering to its intended select agents and preferred customers will improve the profitability of the Solutions policy.

9 Commercial Business 2009 States 8 Agents per State 31 Number of Agents 250 Average Size $6,300 Retailers, including beverage stores, floor covering stores, florists, grocery stores, office equipment and supplies stores, dry cleaners, printers, and shopping centers; Artisan contractor businesses, such as electrical, plumbing, and landscaping; Professional services, such as accountants, insurance agencies, and medical offices; Miscellaneous professions, including professional liability, such as optometrists, veterinarians, and business consultants; Office buildings; Target customers:

10 Penn Millers - Expansion Product Introduced PennEdge product in January 2009 Focused on those industry segments we understand, and in which we can differentiate ourselves from other insurance companies: Select Middle Market Niches - target markets include wholesalers, manufacturers, printers, and commercial laundries Expected account premiums range: up to $500,000; average size: $20,000 Currently in 15 states, expanding to 24 states by December 2010 Differentiated niche oriented product tailored to middle market commercial lines customers Market PennEdge through existing commercial business and agribusiness brokers and agents

11 Commercial Business - Long Term Plan Transition from being a generalist insurer of small business to being a specialist focused on select industries for small and middle market customers. Penn Edge - the middle market product Develop niche markets out of our existing commercial business target markets. Expand Agribusiness capabilities in to related non-agribusiness operations. Market through existing agents and brokers. Utilize existing underwriting, marketing, loss control and claim staff. Expand into 24 states in 2010. Solutions - the small business product Refocus Solutions to select agents. Limit product to low hazard "main street" businesses. Implement risk scoring underwriting and pricing.

Financial Overview Michael O. Banks, Executive Vice President and Chief Financial Officer

13 13 Penn Millers Income Statement Earned premiums down due to Commercial Business profitability initiatives: terminating relationships with underperforming producers and discontinued writing certain unprofitable classes of business Significant weather losses in Q1 2010

14 Long-Term Strategy Long -Term Return on Equity Goal of 10% Agribusiness growth in Midwest and West Penetrate States with low volume Add new States where opportunities exist Commercial Business Improve small business customer profitability Grow higher margin PennEdge book Improve productivity of underwriting staff Lower expenses due to lower commission structure Better geographic dispersion of business Achieve scale Only add staff directly related to production Raised capital to exploit "hard market"

15 2010 Risks and Opportunities Soft market Underwriting discipline will limit top line growth Pricing pressures will put stress on bottom line General economic pressures will lower exposures and premiums on new and renewal business 2010 Stock Repurchase Plan will add shareholder value On May 12th Board authorized additional 5% share buy-back